Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-11/A4 of Shopoff Properties Trust, Inc., of our report dated May 4, 2007, appearing in the Prospectus, relating to the March 31, 2007 consolidated financial statement which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in the Prospectus.
/S/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP
Newport Beach, California
June 22, 2007